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Rule 24 Reporting Requirement No. 7
July 1, 2004 through September 30, 2004

I. Types of services and goods sold by Enron to Portland General:

                                                                                                                   Amounts
Company                                                    Description                                             Expended
-----------------------------------------------------------------------------------------------------------------------------
Enron to Portland General Electric                  Insurance coverages, premiums paid by Enron                   656,250.00
-----------------------------------------------------------------------------------------------------------------------------
Enron to Portland General Electric                  Medical/Dental benefits, premiums paid by Enron             4,302,621.57
-----------------------------------------------------------------------------------------------------------------------------
Enron to Portland General Electric                  401K Employer contributions and company match forwarded to  3,298,754.10
                                                    Enron for deposit (convenience payment)
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Enron to Portland General Distributions Services    Exchange of indefeasible rights of use for optic fibers       194,218.24
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II. Types of services and goods sold by Portland General to Enron:
                                                                                                                        Amounts
Company                                                    Description                                                 Expended
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Portland General Electric to Portland General Holdings     Accounting, Tax and Legal support services, interest         7,808.02
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Portland General Electric to PGH II, Inc.                  Accounting and Tax support services, interest                7,160.08
---------------------------------------------------------------------------------------------------------------------------------
Portland General Electric to Portland Energy Solutions     Accounting, Tax and Legal support services, project       *
                                                           oversight services, interest
---------------------------------------------------------------------------------------------------------------------------------
Portland General Electric to Portland General              Accounting, Tax and Legal support services, project         90,389.38
Distributions Services                                     oversight services, interest
---------------------------------------------------------------------------------------------------------------------------------
Portland General Electric to Microclimates                 Accounting, Tax and Legal support services, project         42,298.55
                                                           oversight services, interest
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Portland General Electric to Portland General              Exchange of indefeasible rights of use for optic fibers    194,218.24
Distributions Services
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* The value of these services was charged directly to PGH II, Inc.

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